OLD MUTUAL FUNDS I
OLD MUTUAL FUNDS II
OLD MUTUAL FUNDS III
OLD MUTUAL INSURANCE SERIES FUND

Audit Committee Charter

Organization
      Each of the Boards of Trustees (each a "Board") of
Old Mutual Funds, I, Old Mutual Funds II, Old Mutual
Funds III, and Old Mutual Insurance Series Fund (each, a "Trust") shall have an Audit Committee, which shall consist only of "Independent Trustees," which means
Trustees who are (1) "independent" from the Trust, as defined in Section 10A of the Securities Exchange Act of 1934, as amended ("Exchange Act"); and (2) not
"interested persons" of the Trust, as defined in the Investment Company Act of 1940, as amended ("1940
Act"). Such independent and non-interested trustees shall
be referred to herein as "Disinterested Trustees." The full Board of each Trust shall appoint the Chairperson and members of the Audit Committee. The Chairperson of the Audit Committee of each Trust shall set the agenda for, and preside at, each meeting of the Committee.
Purposes
      The primary purposes of the Audit Committee of
each Trust are:
1.	to be directly responsible for the
appointment, compensation and oversight of
any independent auditors employed by the
Trust (including resolution of disagreements
between management and the auditor
regarding financial reporting) for the
purpose of preparing or issuing an audit
report or related work;
2.	to oversee the financial reporting process for
all portfolios;
3.	to monitor the process and the resulting
financial statements prepared by
management to promote accuracy of
financial reporting and asset valuation; and
4.	to the extent required by Section 10A of the
Exchange Act, to preapprove all permissible non-audit services that are provided to the Trust by their independent auditors.
      The Board and the Audit Committee recognize that they are the shareholder representatives, and the Audit Committee has the obligation to select, evaluate, and when appropriate, recommend to shareholders selection or replacement of the Trust's outside auditors.


Membership
      The Audit Committee shall ensure that its members:
1.	meet any applicable regulatory requirements
for serving on audit committees, including
those relating to, financial literacy or
financial expertise; and
2.	are free of any relationship that, in the
opinion of the Independent Trustees, would
interfere with their exercise of independent
judgment.
Responsibilities of the Audit Committee of each Trust
      In order to provide reasonable flexibility, the following committee responsibilities are described in broad terms.
*	The Audit Committee shall appoint,
compensate, oversee and, where appropriate,
terminate the Trust's independent auditors. In
selecting independent auditors for the Trust, the
Audit Committee may consider
recommendations made by the Funds'
investment adviser.
*	The Audit Committee members are responsible
for a general understanding of the Trust's
accounting systems and controls. Members are
encouraged to participate in ongoing
educational programs to enhance their financial
literacy.
*	To the extent required by applicable law, the
Audit Committee shall preapprove all
permissible non-audit services that are proposed
to be provided to the Trust by its independent
auditors. Between meetings, one or more
members of the Audit Committee may
preapprove any permissible non-audit services,
provided that the member informs the full Audit
Committee of any action taken, at its next
scheduled meeting.
*	The Audit Committee shall review and approve
the fees charged by the independent auditors for
audit and permissible non-audit services.
*	Audit Committee members periodically shall
evaluate the independent audit firm's
performance and financial stability.
>	In reviewing the recommendation of an
independent auditor for the Trust, the
Audit Committee shall use the following
standard of independence: "Whether a
reasonable investor with knowledge of
all relevant facts and circumstances
would conclude that the accountant is
not capable of exercising objective and
impartial judgment on all issues
encompassed within the accountant's
engagement."
>	The Audit Committee shall request from
the independent auditors the information
required to be considered by the Audit
Committee under Item 9 of Schedule
14A of the Exchange Act. [Item 9 is
attached to this Charter as Exhibit A]
>	The Audit Committee shall receive and
review the written disclosures and the
letter from the independent auditors
regarding their independence, and shall
discuss with the independent auditors
their independence.
>	The Audit Committee shall consider
whether any permissible non-audit
service that the independent auditor
provides to (i) the Trust, (ii) any
investment adviser or any sub-advisers,
or (iii) any person that controls, is
controlled by or is under common
control with the adviser or sub-adviser,
compromises its independence.
*	The Audit Committee shall review the
independent auditors' audit plans for the Trust.
The Audit Committee may consult with Old
Mutual Capital, Inc. ("OMCAP") and Old
Mutual Fund Services ("OMFS") in reviewing
such plans.
*	The Audit Committee shall review any officers'
certification concerning the Trust's financial
statements or other financial information
required to be included in periodic reports filed
with the SEC. The Audit Committee shall
attempt to determine the reason why the Trust
does not provide any required certification.
*	The Audit Committee shall establish procedures
for (i) the receipt, retention and treatment of
complaints received by the Trust regarding
accounting, internal accounting controls or
auditing matters and (ii) the confidential,
anonymous submission by employees of the
Trust, OMCAP, or OMFS of concerns regarding
questionable accounting or auditing matters.
*	The Audit Committee shall meet regularly with
counsel to OMCAP, Trust counsel, counsel to
the Independent Trustees, and, if applicable,
independent counsel or other advisers in order
to be informed about all legal issues that may
affect the financial reporting process.
*	The Audit Committee is responsible for
reviewing financial statements contained in the
annual and other periodic reports to
shareholders with management of the Trust and
the independent auditors to determine that the
independent auditors are satisfied with the
disclosure and content of the Trust's annual
financial statements.
*	The Audit Committee periodically shall inquire
about the independent auditor's judgments
about the quality, not just the acceptability, of
the Trust's accounting principles as applied in
its financial statements, including issues related
to:
-	the clarity of the financial disclosures,
-	the degree of aggressiveness or
conservatism of the Trust's accounting
principles, underlying estimates and other
significant decisions made by management
in preparing those disclosures, and
-	whether the financial statements fairly
present in all material respects the financial
condition and results of the operations of the
Trust.
*	The Audit Committee shall review all of the
SEC filings of the Trust made since the last
meeting and, if appropriate, recommend that the
full Board ratify those filings.
*	At least annually, the Audit Committee shall
determine whether any of its members qualifies as an "audit committee financial expert" (as that term is defined in paragraph (b) of Item 3 of Form N-CSR), and if any member does qualify as an audit committee financial expert, whether that person is "independent" (as that term is defined in paragraph (a)(2) of Item 3 of Form
N-CSR). At least annually, each member of the Audit Committee shall complete a
Questionnaire to Identify Audit Committee
Financial Experts and Determine Independence of Audit Committee Members, which the Audit
Committee shall review. If appropriate, the Audit Committee shall recommend to the full
Board the designation of an audit committee financial expert of the Trust.
Meetings and Reporting
	The Audit Committee of each Trust shall meet quarterly, unless otherwise determined by the Chairperson of the Committee, and shall keep minutes and records of its meetings and shall report to the full Board on its reviews and recommendations, if any. The Audit Committees of the Trusts may meet jointly, in the discretion of the Chairpersons of the Committees.
Authority and Funding
      The Audit Committee shall have the resources and authority appropriate to carry out its duties, including the authority to engage independent counsel and other advisors, experts or consultants, as it deems necessary to carry out its duties, all at the expense of the Trust.
Review and Amendments to Charter
	The Audit Committee of each Trust shall review this Charter annually and recommend to the full Board any changes to the Charter that the Committee deems appropriate. This Charter may be amended only by the full Board.







Adopted:  May 21, 2008


EXHIBIT A
Item 9 of Schedule 14A
      If the solicitation is made on behalf of the registrant and relates to (1) the annual (or special meeting in lieu of annual) meeting of security holders at which directors are to be elected, or a solicitation of consents or authorizations in lieu of such meeting or (2) the election, approval or ratification of the registrant's accountant, furnish the following information describing the registrant's relationship with its independent public accountant:
      (a)	The name of the principal accountant
selected or being recommended to security holders for
election, approval or ratification for the current year. If no accountant has been selected or recommended, so state and briefly describe the reasons therefor.
      (b)	The name of the principal accountant for the
fiscal year most recently completed if different from the accountant selected or recommended for the current year of if no accountant has yet been selected or recommended for
the current year.
      (c)	The proxy statement shall indicate (1)
whether or not representatives of the principal accountant
for the current year and for the most recently completed
fiscal year are expected to be present at the security
holders' meeting, (2) whether or not they will have the opportunity to make a statement if they desire to do so and
(3) whether or not such representatives are expected to be available to respond to appropriate questions.
      (d)	If during the registrant's two most recent
fiscal years or any subsequent interim period, (1) an independent accountant who was previously engaged as the principal accountant to audit the registrant's financial statements, or an independent accountant on whom the principal accountant expressed reliance in its report
regarding a significant subsidiary, has resigned (or
indicated it has declined to stand for re-election after the completion of the current audit) or was dismissed, or (2) a new independent accountant has been engaged as either the principal accountant to audit the registrant's financial statements or as an independent accountant on whom the principal accountant has expressed or is expected to express reliance in its report regarding a significant subsidiary, then, notwithstanding any previous disclosure, provide the information required by Item 304(a) of Regulation S-K
(229.304 of this chapter).
      (e)	(1)	Disclose, under the caption Audit
Fees, the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of the registrant's annual financial statements and review of financial statements included in the registrant's Forms 10-Q (17 CFR 249.308a) or 10-QSB
(17 CFR 249.308b) or services that are normally provided
by the accountant in connection with statutory and
regulatory filings or engagements for those fiscal years.
            (2)	Disclose, under the caption Audit-
Related Fees, the aggregate fees billed in each of the last
two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the registrant's financial statements and are not reported under paragraphs
(e)(l) of this section. Registrants shall describe the nature of the services comprising the fees disclosed under this category.
            (3)	Disclose, under the caption Tax
Fees, the aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning. Registrants shall describe the nature of the
services comprising the fees disclosed under this category.
            (4)	Disclose, under the caption All Other
Fees, the aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than the services reported in paragraphs
(e)(l) through (e)(3) of this section. Registrants shall describe the nature of the services comprising the fees disclosed under this category.
            (5)	(i) Disclose the audit committee's
pre-approval policies and procedures described in 17 CFR 210.2-01(c)(7)(i). (ii) Disclose the percentage of services described in each of the paragraphs (e)(2) through (e)(4) of this section that were approved by the audit committee pursuant to 17 CFR 210.2-01 (c)(7)(i)(C).
            (6)	If greater than 50 percent, disclose
the percentage of the hours expended on the principal accountant's engagement to audit the registrant's financial statements for the most recent fiscal year that were attributed to work performed by persons other than the
principal accountant's full-time, permanent employees.
            (7)	If the registrant is an investment
company, disclose the aggregate non-audit fees billed by
the registrant's accountant for services rendered to the registrant, and to the registrant's investment adviser (not including any sub-adviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and any entity controlling, controlled by, or under common control with the adviser that provides ongoing services to the registrant for each of the last two fiscal years of the registrant.
            (8)	If the registrant is an investment
company, disclose whether the audit committee of the board of directors has considered whether the provision of non-audit services that were rendered to the registrant's investment adviser (not including any sub-adviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the registrant that were not pre-approved pursuant to 17
CFR 210.2-01(c)(7)(ii) is compatible with maintaining the principal accountant's independence.
      Instruction for Item 9(e)
For purposes of Item 9(e)(2), (3), and (4), registrants that are investment companies must disclose fees billed for services rendered to the registrant and separately, disclose fees required to be approved by the investment company registrant's audit committee pursuant to 17 CFR 210.2-0l(c)(7)(ii). Registered investment companies must also disclose the fee percentages as required by item 9(e)(5)(ii) for the registrant and separately, disclose the fee percentages as required by item 9(e)(5)(ii) for the fees required to be approved by the investment company registrant's audit committee pursuant to 17 CFR 210.2-01(c)(7)(ii).




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